Exhibit 10.2

The trū Shrimp Companies, Inc. 330 3rd Street ● Balaton MN 56115 trushrimpcompany.com

The trū Shrimp Companies, Inc.

EQUITY INCENTIVE PLAN

Adopted February 15, 2019

Amendment & Restatement: January 15, 2022

The trū Shrimp Companies, Inc. 330 3rd Street ● Balaton MN 56115 trushrimpcompany.com

The trū Shrimp Companies, Inc. 330 3rd Street ● Balaton MN 56115 trushrimpcompany.com

14.	Payment of Withholding Taxes	13
	14.1 General Rules	13
	14.2 Special Rules	14

15.	Action upon Change in Control	14

16.	Rights of Eligible Recipients and Participants; Transferability	14
	16.1 Employment or Service	14
	16.2 Rights as a Stockholder	14
	16.3 Restrictions on Transfer	14
	16.4 Breach of Confidentiality or Non-Compete Agreements	14
	16.5 Non-Exclusivity of the Plan	14

17.	Securities Law and Other Restrictions	14

18.	lan Amendment, Modification and Termination	15

19.	Miscellaneous	15
	19.1 Clawback	15
	19.2 Subplans	15
	19.3 Section 409A	15
	19.4 Governing Law	15
	19.5 Successors and Assigns	15

The trū Shrimp Companies, Inc. 330 3rd Street ● Balaton MN 56115 trushrimpcompany.com

THE TRU SHRIMP COMPANIES, INC.

EQUITY INCENTIVE PLAN

1.    Purpose of Plan.

The purpose of The trū Shrimp Companies, Inc. Equity Incentive Plan (the “Plan”) is to advance the interests of The trū Shrimp Companies, Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries, if any, to attract and retain persons of skill and ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives. The Plan was originally adopted, effective on February 15, 2019, by the Board as the “tru Shrimp Company 2019 Equity Incentive Plan.” Effective as of January 15, 2022, the Plan is amended, restated, and renamed.

2.    Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1.“    Board” means the Board of Directors of the Company.

2.2.“    Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or lend a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

2.3.“    Cause” means:

(a)“    Cause” as defined in any employment or other agreement or policy applicable to the Participant; or

(b)    If no such agreement or policy exists, (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) substantial failure on the part of the Participant to perform his or her duties to the Company or any Subsidiary or gross negligence on the part of the Participant in the performance of such duties, (iii) any unlawful or criminal activity of a serious nature, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary. The determination of whether a non-director Participant’s actions constitute Cause shall be made at the Committee’s discretion.

(c)    With respect to any member of the Board, the determination of whether the Participant’s actions constitute Cause shall be made by a majority of disinterested Board members. For Board members, Cause shall also mean (a) malfeasance in office, (ii) gross misconduct or neglect with respect to the Company or any Subsidiary, (iii) false or fraudulent misrepresentation inducing the Board member’s appointment, (iv) willful conversion of corporate funds, or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The trū Shrimp Companies, Inc. 330 3rd Street ● Balaton MN 56115 trushrimpcompany.com

2.4.“    Change in Control” of the Company means the occurrence of any of the following events:

(a)    the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) except where such sale, lease, exchange or other transfer is to an entity controlled by the Company;

(b)    the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(c)    any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors; or

(d)    a merger or consolidation to which the Company is a party if the persons who are the stockholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule l3d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors.

2.5.“    Code” means the Internal Revenue Code of 1986, as amended.

2.6.“    Committee” means the group of individuals administering the Plan, as provided in Section 5 of the Plan.

2.7.“    Common Stock” means the common stock of the Company, $0.001 per share par value, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 4.3 of the Plan.

2.8.“    Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

The trū Shrimp Companies, Inc. 330 3rd Street ● Balaton MN 56115 trushrimpcompany.com

2.9.“    Effective Date” shall mean February 15, 2019, the date this Plan was adopted by the Board.

2.10.“    Eligible Recipient” means any employee of the Company or any Subsidiary and any non-employee director, consultant or independent contractor of the Company or any Subsidiary.

2.11.“    Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12.“    Fair Market Value” means, with respect to the Common Stock, as of any date: (i) the last reported sale price of a share of Common Stock as of such date during the regular daily trading session on the Nasdaq Stock Market or on any national exchange (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (ii) if the Common Stock is publicly traded but is not so listed, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, in the over-the- counter market (or, if no shares were quoted on such date, as of the next preceding date on which there was such a quote); or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion, taking into account all available information material to the value of the Common Stock, and consistent with the definition of “fair market value” under Section 409A of the Code.

2.13.“    Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Unit or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.

2.14.“    Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.15.“    Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that does not qualify as an Incentive Stock Option.

2.16.“    Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.17.“    Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.18.“    Performance Unit” means a right granted to an Eligible Recipient pursuant to Section 11 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established employment, service, performance or other goals.

2.19.“    Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

The trū Shrimp Companies, Inc. 330 3rd Street ● Balaton MN 56115 trushrimpcompany.com

2.20.“    Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 10 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 10.

2.21.“    Restricted Stock Unit” means right to receive one share of Common Stock, or the equivalent amount in cash, granted to a Participant under a Restricted Stock Unit Award, which right is subject to certain restrictions and conditions and to a risk of forfeiture.

2.22.“    Restricted Stock Unit Award” means an award of Restricted Stock Units granted to an Eligible Recipient pursuant to Section 10 of the Plan that is transferred to the Eligible Recipient in the form of cash, stock, or a combination of both upon lapse risk of forfeiture imposed by the provisions of such Section 10 and the Eligible Recipient’s award.

2.23.“    Retirement” means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company’s plan or practice for purposes of this determination.

2.24.“    Securities Act” means the Securities Act of 1933, as amended.

2.25.“    Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive a payment from the Company at the time of exercise, in the form of stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right.

2.26.“    Stock Bonus” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 12 of the Plan.

2.27.“    Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

2.28.“    Tax Date” means the date any withholding tax obligation arises under the Code or other applicable tax statute for a Participant with respect to an Incentive Award.

3.    Effective Date and Duration of the Plan.

The Plan is effective as of the Effective Date. The Plan will automatically terminate at midnight on tenth (10th) anniversary of the Effective Date and may be terminated prior to such time by Board action, and no Incentive Award may be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

The trū Shrimp Companies, Inc. 330 3rd Street ● Balaton MN 56115 trushrimpcompany.com

4.    Shares Available for Issuance.

4.1.    Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.3 of the Plan or by amendment, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be One Million (1,000,000).

(a)    Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Incentive Award.

(b)    The maximum number of shares of Common Stock that can be granted in connection with an Incentive Stock Option is One Million (1,000,000).

(c)    The maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any non-employee director of the Company, together with any cash fees paid to such non-employee director during the fiscal year shall not exceed a total value of $500,000 (calculating the value of any Incentive Awards based on the grant date Fair Market Value of a share of Common Stock for financial reporting purposes).

(d)    During the terms of the Incentive Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Incentive Awards. Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares reacquired by the Company in any manner.

4.2.    Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapse, expire, are forfeited or for any reason are terminated unexercised or unvested without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan. Any shares of Common Stock that again become available for future grants pursuant to this Section 4.2 shall be added back as one (1) share if such shares were subject to Options or Stock Appreciation Rights and as two (2) shares if such shares were subject to other Awards. Notwithstanding anything to the contrary contained herein, shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Incentive Awards that were not issued upon the settlement of the Incentive Award.

The trū Shrimp Companies, Inc. 330 3rd Street ● Balaton MN 56115 trushrimpcompany.com

4.3.    Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Options, and (b) the exercise price of outstanding Options.

5.    Plan Administration.

5.1.    The Committee. The Plan will be administered by the Board or by a committee of the Board. If or so long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion. Such a committee, if established, will act by majority approval of the members (but may also take action with the written consent of a majority of the members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the stockholders of the Company, the participants and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

5.2.    Authority of the Committee.

(a)    In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

The trū Shrimp Companies, Inc. 330 3rd Street ● Balaton MN 56115 trushrimpcompany.com

(b)    The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however, that the amended or modified terms are permitted by the Plan as then in effect, that such amendment or modification does not cause the Incentive Award to become subject to Section 409A of the Code, and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this Section 5.2 or any other provisions of the Plan, will be deemed to be a re-grant of such Incentive Award for purposes of the Plan.

(c)    In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other similar change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

6.    Authority of President and CEO. The Committee, or the Board if a Committee has not been formed, authorizes and approves giving the President and CEO, in his sole discretion, the ability to grant up to 175,000 stock options annually. This underlying authority and action will not require additional Committee, or Board, approval under the 2019 Equity Plan. Any granting of over 50,000 stock options to any individual participant will still require the necessary Committee or Board approval for the grant.

The trū Shrimp Companies, Inc. 330 3rd Street ● Balaton MN 56115 trushrimpcompany.com

7.    Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

8.    Options.

8.1.    Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

8.2.    Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that such price will not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the date of grant (or, with respect to an Incentive Stock Option, one hundred ten percent (110%) of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

8.3.    Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Incentive Stock Option may be exercisable after ten (10) years from its date of grant (five (5) years from its date of grant if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company). Unless otherwise provided in Option award agreement, no Option may vest and become exercisable earlier than one (1) year following the Option grant date. No Option may be exercised for a fraction of a share of Common Stock.

8.4.    Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, a promissory note (on terms acceptable to the Committee in its sole discretion) or a combination of such methods, or by any other form of payment the Committee may authorize.

The trū Shrimp Companies, Inc. 330 3rd Street ● Balaton MN 56115 trushrimpcompany.com

8.5.    Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its principal executive office, and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 8.4 of the Plan.

8.6.    Aggregate Limitation of Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

9.    Stock Appreciation Rights.

9.1.    Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee will have the sole discretion to determine the form in which payment of the economic value of Stock Appreciation Rights will be made to a Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.

9.2.    Exercise Price. The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the date of grant.

9.3.    Exercisability and Duration. A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after ten (10) years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 8.5 of the Plan. Unless otherwise provided in the Incentive Award agreement, no Stock Appreciation Right may vest and become exercisable earlier than one (1) year following the grant date. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock.

The trū Shrimp Companies, Inc. 330 3rd Street ● Balaton MN 56115 trushrimpcompany.com

10.    Restricted Stock and Restricted Stock Unit Awards.

10.1.    Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards or Restricted Stock Unit Awards under the Plan, and such Incentive Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, such as forfeiture or a repurchase option, not inconsistent with the provisions of the Plan, to the vesting of or the lapse of restrictions or conditions for any such Restricted Stock Awards or Restricted Stock Unit Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria.

10.2.    Rights as a Stockholder; Transferability. Except as provided in Sections 10.1, 10.3 and 16.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 10 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock. With respect to a Restricted Stock Unit Award, the Participant will not have any voting, dividend, liquidation, or other rights with respect to the shares of Common Stock subject to the Restricted Stock Unit Award until the restrictions on said Restricted Stock Unit Awards have lapsed and shares of Common Stock have been transferred to the Participant. No Restricted Stock Awards or Restricted Stock Units Awards may be sold, assigned, transferred, or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose during the period to which the Restricted Stock Awards or Restricted Stock Unit Awards are subject to any substantial risk of forfeiture detailed in the Award agreement. Unless otherwise provided in the Restricted Stock Award or Restricted Stock Unit Award agreement, no Restricted Stock or Restricted Stock Units may vest earlier than one (1) year following the grant date.

10.3.    Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participant consents to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate. With respect to Restricted Stock Unit Awards, at the discretion of the Committee, each Restricted Stock Unit may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be paid withheld by the Company and credited to the Participant’s account, and interest may be credited to the Participant’s account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit shall be distributed in cash, or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit if forfeited, the Participant shall have no right to such Dividend Equivalents.

The trū Shrimp Companies, Inc. 330 3rd Street ● Balaton MN 56115 trushrimpcompany.com

10.4.    Enforcement of Restrictions. To enforce the restrictions referred to in this Section 10, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

11.    Performance Units.

An Eligible Recipient may be granted one or more Performance Units under the Plan, and such Performance Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Performance Units as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or any Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria. The Committee will have the sole discretion to determine the form in which payment of the economic value of Performance Units will be made to a Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.

12.    Stock Bonuses.

An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Bonus under this Section 12 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Bonus as it deems appropriate.

The trū Shrimp Companies, Inc. 330 3rd Street ● Balaton MN 56115 trushrimpcompany.com

13.    Effect of Termination of Employment or Other Service.

13.1.    Termination Due to Death, Disability or Retirement. Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award:

(i)    In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

(a)    all outstanding Options and Stock Appreciation Rights then held by the Participant will become immediately exercisable in full and remain exercisable for a period of six (6) months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);

(b)    all Restricted Stock Awards and Restricted Stock Unit Awards then held by the Participant will become fully vested; and

(c)    all Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.

(ii)    In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:

(a)    all outstanding Options and Stock Appreciation Rights then held by the Participant will remain exercisable, to the extent exercisable as of the date of such termination, for a period of six (6) months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);

(b)    all Restricted Stock Awards and Restricted Stock Unit Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c)    all Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.

13.2.    Termination for Reasons Other than Death, Disability or Retirement. Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and no Options or Stock Appreciation Rights then held by the Participant will thereafter be exercisable, all Restricted Stock Awards and Restricted Stock Unit Awards then held by the Participant that have not vested will be terminated and forfeited, and all Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses; provided, however, that if such termination is due to any reason other than voluntary termination by the Participant or termination by the Company or any Subsidiary for “Cause,” all outstanding Options and Stock Appreciation Rights then held by such Participant will remain exercisable, to the extent exercisable as of such termination, for a period of ninety (90) days after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right).

The trū Shrimp Companies, Inc. 330 3rd Street ● Balaton MN 56115 trushrimpcompany.com

13.3.    Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 13, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options and Stock Appreciation Rights (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards, Restricted Stock Unit Awards, Performance Units and Stock Bonuses then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Incentive Award may remain exercisable or continue to vest beyond its expiration date. Notwithstanding the foregoing, no extension to exercise will be permitted if such extension would cause the Award to become subject to Section 409A of the Code.

13.4.    Exercise of Incentive Stock Options Following Termination. Any Incentive Stock Option that remains exercisable pursuant to an agreement with the Company following termination of employment and is unexercised more than one (1) year following termination of employment by reason of death or Disability or more than three (3) months following termination for any reason other than death or Disability will thereafter be deemed to be a Non-Statutory Stock Option.

13.5.    Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

14.    Payment of Withholding Taxes.

14.1.    General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

The trū Shrimp Companies, Inc. 330 3rd Street ● Balaton MN 56115 trushrimpcompany.com

14.2.    Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 14.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

15.    Action upon Change in Control.

If a Change in Control of the Company occurs or is about to occur, any unvested Incentive Awards where the risk of forfeiture is based solely on continuous service will lapse, any Options or Stock Appreciation Rights will become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and any service-based restrictions upon any Restricted Stock Awards or Restricted Stock Unit Awards shall immediately expire. With respect to any performance-based restrictions, the Committee, in its sole discretion, may provide for one or more of the following:

(a)    the partial or full acceleration of the exercisability of outstanding Incentive Awards held by some or all Participants, provided that the Committee, in its sole discretion, may condition such acceleration (or the Participant’s receipt of any securities or payments with respect to such acceleration) upon the Participant’s continued service to the Company or to the successor person in the Change in Control;

(b)    the complete termination of the Plan and cancellation of outstanding Incentive Awards not exercised prior to a date specified by the Committee;

(c)    the continuance of the Plan with respect to outstanding Incentive Awards;

(d)    replacement or exchange of the Incentive Awards for options to purchase similar securities of the successor person in the Change in Control;

(e)    the substitution for outstanding Incentive Awards of shares of common stock of the person acquiring control of the Company or a related corporation; or

(f)    the receipt by some or all Participants holding outstanding Incentive Awards with respect to some or all of the shares of Common Stock subject to such Incentive Awards, as of the effective date of any such Change in Control of the Company, of cash in an amount equal to the excess of the per share price paid in connection with the Change in Control of the Company over the exercise price per share of such Incentive Awards, multiplied by the number of shares subject to such Incentive Awards.

The trū Shrimp Companies, Inc. 330 3rd Street ● Balaton MN 56115 trushrimpcompany.com

16.    Rights of Eligible Recipients and Participants; Transferability.

16.1.    Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

16.2.    Rights as a Stockholder. As a holder of Incentive Awards (other than Restricted Stock Awards and Stock Bonuses), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, transferred to, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

16.3.    Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, unless approved by the Committee in its sole discretion, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of a Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 13 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees.

16.4.    Breach of Confidentiality, Assignment of Inventions or Non-Compete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality, assignment of inventions or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

16.5.    Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously or subsequently approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

17.    Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under the Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

The trū Shrimp Companies, Inc. 330 3rd Street ● Balaton MN 56115 trushrimpcompany.com

18.    Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholders approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 5.2, 4.3 and 15 of the Plan.

19.    Miscellaneous.

19.1.    Clawback. Notwithstanding any other provisions of the Plan or Incentive Award agreements, the Company may cancel any Incentive Award, and require reimbursement of any Incentive Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Incentive Award agreement, in accordance with the Clawback Policy. By accepting an Incentive Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to company with applicable law of stock exchange listing requirements).

19.2.    Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax, or other laws of various jurisdictions in which the Company intends to grant Incentive Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed part of the Plan, but each sub-plan shall apply only to the Participant’s in the jurisdiction for which the sub-plan was designed.

19.3.    Section 409A. Notwithstanding anything contained in the Plan or in any Award Agreement to the contrary, the Plan and all Incentive Awards hereunder are intended to satisfy equity plan exemptions from the requirements of Section 409A of the Code so as to avoid the imposition of any additional taxes or penalties thereunder, and all terms, conditions and provisions of the Plan and an Incentive Award agreement shall be interpreted and applied in a manner consistent with this intent. If the Committee determines that an Incentive Award would, if undertaken, cause a Participant to become subject to any additional taxes or penalties under Code Section 409A, such Incentive Award agreement will be deemed modified or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee in its sole discretion, in each case without the consent of or notice to the Participant.

19.4.    Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

19.5.    Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.